Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-20
*CUSIP:   21988G734    Class   A-1
          21988GAS5    Class   A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 1, 2006.

INTEREST ACCOUNT
----------------


Balance as of     June 1, 2006.....                                      $0.00
        Scheduled Income received on securities.....             $1,684,212.50
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$1,558,525.00
        Distribution to Class A-2 Holders.....                    -$125,687.50
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of     December 1, 2006                                       $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     June 1, 2006.....                                      $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of     December 1, 2006.....                                  $0.00


                  UNDERLYING SECURITIES HELD AS OF   December 1, 2006

           Principal
             Amount                     Title of Security
           ----------                   -----------------

           $40,220,000       Washington Mutual Capital I 8.375% Subordinated
                             Capital Income Securities due June 1, 2027
                             *CUSIP:   939318AA9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.